UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2018

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:  (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.             Other Events.

On June 30, 2014, Liberty Property Limited Partnership (the “Company”) entered into two joint ventures for the purpose of developing and owning the Comcast Technology Center (the “Project”) located in Philadelphia, Pennsylvania as part of a mixed-use development. The 60-story building will include 1.3 million square feet of leasable office space and a 217-room Four Seasons Hotel. The two joint ventures engaged the Company as the developer of the Project pursuant to a Development Agreement by which the Company agrees, in consideration for a development fee, to be responsible for all aspects of the development of the Project and to guarantee the timely lien-free completion of construction of the Project as well as the payment, subject to certain exceptions, of any cost overruns incurred in the development of the Project. To mitigate its risk, the Company entered into guaranteed maximum price contracts with a third-party contractor (the “GMP Contracts”) to construct the Project.  The Company is accounting for the development of the Project using the percentage of completion method.  The Company believes it has applied reasonable estimates and judgments in determining the amount of estimated development costs for the Project.

As previously disclosed in our 2017 Annual Report on 10-K, the Company has been notified by its third-party contractor that the contractor has incurred cost overruns and expects to incur additional construction costs in connection with completing the Project.  Recently, the contractor advised the Company that it currently believes that these costs could total as much as $67 million in excess of the guaranteed maximum price payable to the contractor under the GMP Contracts (as that guaranteed maximum price has been adjusted pursuant to change orders accepted to date).  The Company intends to vigorously pursue all remedies to enforce the third-party contractor’s obligations under the GMP Contracts and to seek to recover any amounts expended by the Company or the joint ventures in excess of their contractual obligations.  Until such time as the Company receives from the third-party contractor further information concerning the amount and nature of the excess costs that the contractor recently quantified and has an opportunity to investigate them, it is not possible to estimate the amount of any possible additional expenses that the Company may incur in connection with its development cost guarantee to the joint ventures.  If the Company were to incur additional expenses in connection with its development cost guarantee, such amounts could be material to its results of operations in future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Herman C. Fala
		Name:	Herman C. Fala
		Title:	Secretary and General Counsel

Dated: April 18, 2018